Exhibit 10.28

As of September 25, 2006

Vascutech Acquisition LLC

63 Second Avenue

Burlington, MA 01803

Ladies and Gentlemen:

Reference is made to a Guaranty (Unlimited) effective March 29, 2001 executed by Vascutech Acquisition LLC (the “Guarantor”) in favor of Brown Brothers Harriman & Co. (“BBH”), as amended to date (the “Guaranty”), in support of the obligations of LeMaitre Vascular, Inc. (the “Borrower”) to BBH pursuant to, among other obligations, (i) a revolving line of credit in the amount not to exceed $5,500,000 in the aggregate (the “Line of Credit”) made available by BBH to Borrower pursuant to a Third Amended and Restated Revolving Loan and Security Agreement (the “Loan Agreement”) and (ii) a term loan in the original principal amount of $2,160,000 with a current outstanding principal balance of $756,000 (the “Term Loan”) extended by BBH to the Borrower pursuant to a Third Amended and Restated Term Loan Agreement, each dated as of May 20, 2006 and each executed by the Borrower and BBH. Obligations of the Guarantor under the Guaranty are secured by certain Collateral as defined in a Security Agreement dated as of March 29, 2001 executed by the Guarantor in favor of BBH, as amended to date (the “Security Agreement”).

The Borrower has requested and BBH has agreed to extend a new term loan in the amount of $2,500,000 to the Borrower, provided that the Guarantor agrees to certain modifications to the Guaranty and the Security Agreement. Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor and BBH agree to amend the Guaranty and the Security Agreement as follows:

I.	Amendment to the Guaranty

The second paragraph on page 1 of the Guaranty is hereby amended to read as follows: “The liability of the Guarantor under this Guaranty shall be limited to the sum of $8,756,000.”

II.	Amendment to the Security Agreement

The second paragraph on page 1 of the Security Agreement is hereby deleted in its entirety, and the following is substituted therefor:

“Whereas the Guarantor has agreed to guaranty the obligations of Vascutech, Inc. (the “Borrower”) to the Secured Party up to the amount of $8,756,000 in the aggregate under (i) a revolving line of credit (including any irrevocable letters of credit issued from time to time thereunder by the Secured Party for the benefit of the Borrower) not to exceed $5,500,000 in the aggregate, (ii) a term loan facility in the original principal amount of $2,160,000 and with a current principal balance outstanding in the amount of $756,0000, and (iii) a term loan facility in the original amount of $2,500,000, each pursuant to a Guaranty (Unlimited) effective as of March 29, 2001 executed by the Guarantor in favor of the Secured Party, as amended from time to time hereafter (the “Guaranty”);”.

Vascutech Acquisition LLC

As of September 25, 2006

Page Two

III.	Miscellaneous

1. All terms and provisions of the Guaranty and the Security Agreement, each as amended hereby, are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Guarantor ratifies and affirms each of the representations and warranties set forth in the Guaranty and the Security Agreement and confirms that each remains true and accurate as of the date hereof

3. This letter, the Loan Agreement, the Guaranty, the Security Agreement and the other notes, agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral. This letter may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This letter shall be construed in accordance with the laws (other than conflict of laws rules) of the Commonwealth of Massachusetts and when executed and delivered will be considered an agreement under seal.

Please execute the enclosed copy of this letter and return the same to the undersigned.

Yours very truly,

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ J. Edward Hall
Name: J. Edward Hall Title: Managing Director

Acknowledged and agreed:

VASCUTECH ACQUISITION LLC

By:	/s/ Joseph P. Pellegrino, Jr.
Name: Joseph P. Pellegrino, Jr. Title: EVP - Finance

Date: September 25, 2006